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                                                                    EXHIBIT 4.26

                                AMENDMENT NO. 1
                                      TO
                      SECURED REVOLVING CREDIT AGREEMENT


          This Amendment No. 1 To Secured Revolving Credit Agreement dated as of November 18, 1999 (the "Amendment"), is entered into by and among Unified Western Grocers, Inc., a California corporation operating primarily on a cooperative basis (the "Borrower"), the Lenders (as defined below), and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch ("Rabobank"), not in its individual capacity, but solely as Administrative Agent for the benefit of the Lenders (the "Administrative Agent").

                                   Recitals

     A. The Borrower has entered into that Secured Revolving Credit Agreement dated as of September 29, 1999 (as the same may from time to time be amended, modified, supplemented or restated, the "Credit Agreement"), among the Borrower, the Lenders party thereto (which term shall include the Issuing Bank) (and their successors and assigns) (collectively, the "Lenders") and Rabobank, not in its individual capacity but solely in its capacity as the Administrative Agent (the "Agent").

     B. The Lenders have extended credit to the Borrower for the purposes permitted in the Credit Agreement.

     C. Each Guarantor is indebted to the Lenders pursuant to and on the terms set forth in, among other things, those unconditional Guaranties executed by each Guarantor in respect of the Obligations.

     D. The Borrower, the Lenders and the Agent have agreed to amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms and subject to the conditions and in reliance upon the representations and warranties set forth below.

                                   Agreement

     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
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     2.   Amendments To Credit Agreement.

          2.1 Section 1.1 (Definitions). A definition of the term "Administrative Agent" is added to read as follows:

          "Administrative Agent" means Rabobank, not when acting in its individual capacity, but solely when acting in its capacity as the administrative agent under this Agreement or any of the other Loan Documents, and any successor administrative agent.

          2.2 Section 1.1 (Definitions). The definition of "Agent" is amended in its entirety and replaced with the following:

          "Agent" means the Administrative Agent.

          2.3 Section 1.1 (Definitions). A definition of the term "Documentation Agent" is added to read as follows:

          "Documentation Agent" means Foothill Capital Corporation, not when acting in its individual capacity, but solely when acting in its capacity as the documentation agent under this Agreement or any of the other Loan Documents, and any successor documentation agent.

          2.4 Section 1.1 (Definitions). The definition of "Issuing Bank" is amended in its entirety and replaced with the following:

          "Issuing Bank" means (a) (i) Rabobank and (ii) solely with respect to the issuance of a single $1,000,000 Letter of Credit issued during November 1999, for the benefit of a landlord of United Grocers, Bank of the West, or (b) such other Lender as shall replace Rabobank or Bank of the West, as the case may be, with the consent of Requisite Lenders, as the Lender designated to issue Letters of Credit for the account of the Borrower pursuant to the terms and conditions of this Agreement.

          2.5 Section 1.1 (Definitions). A definition of the term "Syndication Agent" is added to read as follows:

          "Syndication Agent" means Bank of Montreal, not when acting in its individual capacity, but solely when acting in its capacity as the syndication agent under this Agreement or any of the other Loan Documents, and any successor syndication agent.

          2.6 Section 1.1 (Definitions). The definition of "Applicable Commitment Fee Percentage" is amended by replacing in the second line of the text thereof the reference to "Section 2.9(b)" with "Section 2.8(a)".

                                       2.
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          2.7  Section 1.1 (Definitions). The definition of "Assignee" is amended by replacing in the first line of the text thereof the reference to "Section 11.2(a)" with "Section 12.2(a)".

          2.8 Section 1.1 (Definitions). The definition of "Assignment and Acceptance" is amended by replacing in the first line of the text thereof the reference to "Section 11.2(a)" with "Section 12.2(a)".

          2.9 Section 1.1 (Definitions). The definition of "Lenders" is amended by replacing in the last line of the text thereof the reference to "Section 11.2(a)" with "Section 12.2(a)".

          2.10 Section 3.1 (Taxes). Section 3.1 of the Credit Agreement is amended by replacing in the second line of clauses (g)(i)(1) and (g)(ii)(1) of the text thereof the references to "Section 11.2(a)" with "Section 12.2(a)".

          2.11 Section 3.8 (Removal of a Lender). Section 3.8 of the Credit Agreement is amended by (i) replacing in the third and fifth lines of clause (a) of the text thereof the references to "Section 11.2(a)" with "Section 12.2(a)" and (ii) replacing in the last line of the last full paragraph of the text thereof the reference to "Section 11.2(a)" with "Section 12.2(a)".

          2.12 Section 11.4 (Reliance by Agent). Section 11.4 of the Credit Agreement is amended by replacing in the third line of clause (b) of the text thereof the reference to "Section 11.2(a)" with "Section 12.2(a)".

          2.13 Section 11.10 (Exculpatory Provisions). Article XI of the Credit Agreement is amended to include a Section 11.10 to read as follows:

          Section 11.10 (Exculpatory Provisions). None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Affiliate of the Borrower or any of their respective Affiliates or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under

                                       3.
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     any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Affiliates. Neither Bank of Montreal, as the "Syndication Agent," nor Foothill Capital Corporation, as the "Documentation Agent," shall have any right, power, obligation, responsibility, duty or liability under this Agreement other than those applicable to all Lenders as such and, without limiting the foregoing, shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on Bank of Montreal or Foothill Capital Corporation in deciding to enter into this Agreement or in taking or not taking any action hereunder.

     3.   Limitation Of Amendments.

          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (ii) otherwise prejudice any right or remedy which the Lenders or the Agent may now have or may have in the future under or in connection with any Loan Document.

          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. Representations And Warranties. In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby represents and warrants to each Lender and the Agent as follows:

          4.1 Immediately after giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) are true, accurate and complete in all material respects as of the date hereof and (ii) no Potential Event of Default or Event of Default has occurred and is continuing;

          4.2 The Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;

          4.3 The articles of incorporation, bylaws and other organizational documents of the Borrower delivered to each Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          4.4 The execution and delivery by the Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of the Borrower;

                                       4.
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          4.5  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting the Borrower, (ii) the articles of incorporation or bylaws of the Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on the Borrower, or (iv) any contractual restriction with a Person other than an Affiliate binding on the Borrower;

          4.6 The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on the Borrower, except as already has been obtained or made; and

          4.7 This Amendment has been duly executed and delivered by the Borrower and is the binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

     5. Consent Regarding Issuing Bank. The execution and delivery of this Amendment by the Lenders shall evidence the Requisite Lenders' consent to the issuance of a single $1,000,000 Letter of Credit issued during November 1999, for the benefit of a landlord of United Grocers, by Bank of the West as the Issuing Bank, for the account of the Borrower pursuant to the terms and conditions of the Credit Agreement.

     6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     7. Effectiveness. This Amendment shall be deemed effective upon the satisfaction of all of the following conditions precedent:

          7.1 Amendment. The Borrower, each Lender and the Agent shall have duly executed and delivered this Amendment to the Agent.

          7.2 Acknowledgment Of Amendment And Reaffirmation Of Guaranties. The Agent shall have received the Acknowledgment of Amendment and Reaffirmation of Guaranties, duly executed and delivered by each Guarantor to the Agent.

     8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                       5.
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     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Borrower                             Unified Western Grocers, Inc.,
                                     a California corporation


                                     By: _________________________________
                                          David A. Woodward
                                          Treasurer

Administrative Agent                 Cooperatieve Centrale Raiffeisen-
and Lender                           Boerenleenbank B.A., "Rabobank
                                     Nederland", New York Branch,
                                     as the Administrative Agent and as a Lender


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________


Lenders                              Foothill Capital Corporation


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________


                                     Union Bank of California, N.A.


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                               [Amendment No. 1]
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                                     SunTrust Bank, Central Florida, N.A.


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________


                                     U.S. Bancorp Ag Credit, Inc.


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________


                                     Fleet Bank, N.A.


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________


                                     Bank of the West


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________


                                     National Bank of Canada


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________


                                     Bank Of Montreal


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                               [Amendment No. 1]

                                     Harris Trust and Savings Bank


                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                              [Amendment No. 1]
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                          ACKNOWLEDGMENT OF AMENDMENT
                        AND REAFFIRMATION OF GUARANTIES


     Section 1. Each Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment No. 1 to Secured Revolving Credit Agreement dated as of even date herewith (the "Amendment").

     Section 2. Each Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of the Borrower under the Credit Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

     Section 3. Each Guarantor severally represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of November 18, 1999

Guarantor                               Crown Grocers, Inc.

                                        Grocers Development Center, Inc.

                                        Grocers Equipment Co.

                                        Grocers General Merchandise Company

                                        Grocers Specialty Company

                                        Northwest Process, Inc.

                                        Preferred Public Storage Company

                                        Sav Max Foods, Inc.

                                        United Grocers, Inc.

                                        Western Passage Express, Inc.

                                        Western Security Services, Ltd.


                                        By: ________________________________
                                             David A. Woodward
                                             As Treasurer for each Guarantor